Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports First Quarter 2019 Results
On Track for Continued Growth and Margin Expansion in 2019

CHICAGO, April 29, 2019-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the first quarter of 2019.
“Our first quarter gains demonstrate JBT’s ongoing ability to reshape operations for greater efficiency and productivity,” said Tom Giacomini, Chairman, President, and Chief Executive Officer. “We are raising our full-year revenue and earnings guidance and are on track to deliver significant earnings growth.”
JBT benefited from favorable timing of customer shipments and production levels in the first quarter of 2019. Year-over-year revenue growth of 2 percent to $418 million consisted of 14 percent organic growth and 3 percent from acquisitions, offset by a 12 percent decline reflecting the absence of the ASC 606 transition benefit in the first quarter of 2018 and a 3 percent headwind from foreign exchange translation.
Operating income was $30.0 million in the first quarter of 2019, including restructuring expense of $5.9 million. Segment operating profit increased 66 percent year over year with a 450 basis point margin expansion to 11.7 percent.
Diluted earnings per share from continuing operations was $0.62 for the first quarter of 2019 compared with $0.05 in the first quarter of 2018. Adjusted earnings per share was $0.77 compared with $0.35 in the year-ago period.

Orders and Backlog
“Orders were consistent with expectations in the first quarter of 2019 and support our revenue guidance for the full year,” said Brian Deck, Executive Vice President and Chief Financial Officer.
First quarter 2019 orders increased 5 percent from the year-ago period, with a decline of 3 percent at FoodTech and a 26 percent gain at AeroTech. Backlog expanded 9 percent from the first quarter of 2018.

Restructuring Program
In the first quarter of 2019, JBT recorded restructuring charges of $5.9 million as part of the previously announced, companywide program to reshape operations. Progress on the initiatives yielded savings of more than $5 million in the period.
Acquisitions
In a separate news release dated April 29, 2019, JBT announced a definitive agreement to acquire Proseal, a leading provider of tray sealing technology. “We are pleased about substantially increasing JBT’s end-of-line packaging solutions with an environmentally-friendly technology that serves the growing market for convenience foods,” continued Giacomini.
Outlook
“Based on our first quarter performance, we are raising full-year guidance,” added Deck. For 2019, the Company anticipates organic growth of 4 - 5 percent and growth from completed acquisitions of 2 - 3 percent, partially offset by a 1 percent headwind from foreign exchange translation. Reported revenue is expected to be flat year over year, reflecting $127 million of revenue included in 2018 results associated with the transition to ASC 606.

JBT forecasts diluted earnings per share from continuing operations in the range of $4.00 - $4.20 in 2019, or an adjusted $4.35 - $4.55.

For the second quarter of 2019, JBT projects revenue of approximately $475 million. The Company expects diluted earnings per share from continuing operations of $0.93 - $0.98 or $1.05 - $1.10 on an adjusted basis.

First quarter 2019 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Tuesday, April 30, 2019 to discuss first quarter financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 9073729 or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. ET on April 30, 2019.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,900 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended March 31,
	2019	2018

Revenue	$417.5	$409.2
Cost of sales	289.9	305.6

Gross profit	127.6	103.6
Gross profit %	30.6%	25.3%

Selling, general and administrative expense	91.7	85.0
Restructuring expense	5.9	12.7

Operating income	30.0	5.9
Operating income %	7.2%	1.4%

Pension expense, other than service cost	0.5	0.2
Net interest expense	3.3	3.7
Income from continuing operations before income taxes	26.2	2.0
Provision for income taxes	6.5	0.4
Income from continuing operations	19.7	1.6
Loss from discontinued operations, net of taxes	—	0.4
Net income	$19.7	$1.2

Basic earnings per share:
Income from continuing operations	$0.62	$0.05
Loss from discontinued operations	—	(0.01)
Net income	$0.62	$0.04

Diluted earnings per share:
Income from continuing operations	$0.62	$0.05
Loss from discontinued operations	(0.01)	(0.01)
Net income	$0.61	$0.04

Weighted average shares outstanding
Basic	31.8	31.9
Diluted	32.0	32.4

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended March 31,
	2019	2018

Income from continuing operations as reported	$19.7	$1.6

Non-GAAP adjustments:
Restructuring expense	5.9	12.7
M&A related costs(1)	0.7	0.5
Impact on tax provision from restructuring expense(2)	(1.6)	(3.3)
Adjusted income from continuing operations	$24.7	$11.5

Income from continuing operations as reported	$19.7	$1.6
Total shares and dilutive securities	32.0	32.4
Diluted earnings per share from continuing operations	$0.62	$0.05

Adjusted income from continuing operations	$24.7	$11.5
Total shares and dilutive securities	32.0	32.4
Adjusted diluted earnings per share from continuing operations	$0.77	$0.35

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(2) Impact on tax provision was calculated using the Company’s annual effective tax rate of 24.6% and 25.0% for March 31, 2019 and 2018, respectively.
The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended March 31,
	2019	2018

Net income	$19.7	$1.2

Loss from discontinued operations, net of taxes	—	0.4

Income from continuing operations as reported	19.7	1.6

Provision for income taxes	6.5	0.4
Net interest expense	3.3	3.7
Depreciation and amortization	14.7	13.7

EBITDA	44.2	19.4

Restructuring expense	5.9	12.7
M&A related costs(1)	0.7	0.5

Adjusted EBITDA	$50.8	$32.6

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance
	Q2 2019	Full Year 2019

Diluted earnings per share from continuing operations	$0.93 - $0.98	$4.00 - $4.20

Non-GAAP adjustments:
Restructuring expense (1)	0.11	0.40
M&A related costs(2)	0.05	0.07

Impact on tax provision from Non-GAAP adjustments(3)	(0.04)	(0.12)

Adjusted diluted earnings per share from continuing operations	$1.05 - $1.10	$4.35 - $4.55

(1) Restructuring expense is estimated to be approximately $4 million for Q2 and $10-15 million for full year of 2019. The mid-point amount has been divided by our estimate of 32.2 million total shares and dilutive securities to derive the earnings per share value.

(2) M&A related costs are estimated to be between $1-2 million for Q2 and $2-3 million for full year of 2019. The mid-point amount has been divided by our estimate of 32.2 million total shares and dilutive securities to derive the earnings per share value. Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(3) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these costs of approximately 25%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended March 31,
	2019	2018
Revenue
JBT FoodTech	$294.6	$303.6
JBT AeroTech	122.9	105.6
Total revenue	$417.5	$409.2

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$38.7	$21.5
JBT FoodTech segment operating profit %	13.1%	7.1%

JBT AeroTech	10.1	7.9
JBT AeroTech segment operating profit %	8.2%	7.5%

Total segment operating profit(2)	48.8	29.4
Total segment operating profit %	11.7%	7.2%

Corporate expense(1)	12.9	10.8
Restructuring expense	5.9	12.7

Operating income	$30.0	$5.9
Operating income %	7.2%	1.4%

Other business segment information

	Three Months Ended March 31,
Inbound Orders	2019	2018
JBT FoodTech	$309.1	$320.7
JBT AeroTech	152.7	121.3
Total inbound orders	$461.8	$442.0

	Three Months Ended March 31,
	2019	2018
Order Backlog
JBT FoodTech	$423.3	$426.5
JBT AeroTech	337.5	270.1
Total order backlog	$760.8	$696.6

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
ADJUSTMENTS DUE TO ASC 606 BY SEGMENT FOR FISCAL YEAR 2018
(Unaudited and in millions)
	As reported
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$303.6	$361.6	$332.5	$363.7	$1,361.4
JBT AeroTech	105.6	129.5	149.5	173.5	558.1
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$409.2	$491.3	$481.9	$537.3	$1,919.7

Segment operating profit
JBT FoodTech	$21.5	$47.4	$41.9	$58.7	$169.5
JBT AeroTech	7.9	14.7	17.6	23.9	64.1
Total segment operating profit	$29.4	$62.1	$59.5	$82.6	$233.6

	Adjustments due to ASC 606
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$(51.6)	$(28.0)	$(18.2)	$(15.8)	$(113.6)
JBT AeroTech	1.1	(3.6)	0.4	(11.4)	(13.5)
Other revenue and intercompany eliminations	—	—	—	—	—
Total revenue	$(50.5)	$(31.6)	$(17.8)	$(27.2)	$(127.1)

Segment operating profit
JBT FoodTech	$(13.1)	$(6.0)	$(3.7)	$(1.2)	$(24.0)
JBT AeroTech	0.1	(1.4)	(0.4)	(2.0)	(3.7)
Total segment operating profit	$(13.0)	$(7.4)	$(4.1)	$(3.2)	$(27.7)

	Amounts without adoption
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$252.0	$333.6	$314.3	$347.9	$1,247.8
JBT AeroTech	106.7	125.9	149.9	162.1	544.6
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$358.7	$459.7	$464.1	$510.1	$1,792.6

Segment operating profit
JBT FoodTech	$8.4	$41.4	$38.2	$57.5	$145.5
JBT AeroTech	8.0	13.3	17.2	21.9	60.4
Total segment operating profit	$16.4	$54.7	$55.4	$79.4	$205.9

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	March 31,	December 31,
	2019	2018

Cash and cash equivalents	$43.9	$43.0
Trade receivables, net	295.8	323.7
Inventories	226.4	206.1
Other current assets	60.7	45.7
Total current assets	626.8	618.5

Property, plant and equipment, net	237.5	239.7
Other assets	657.3	584.3
Total assets	$1,521.6	$1,442.5

Short-term debt and current portion of long-term debt	$—	$0.5
Accounts payable, trade and other	154.8	191.2
Advance and progress payments	148.6	145.8
Other current liabilities	150.1	147.8
Total current liabilities	453.5	485.3

Long-term debt, less current portion	448.2	387.1

Accrued pension and other postretirement benefits, less current portion	70.3	72.5
Other liabilities	73.2	40.7

Common stock and additional paid-in capital	229.5	226.9
Retained earnings	433.1	416.5
Accumulated other comprehensive loss	(186.2)	(186.5)
Total stockholders' equity	476.4	456.9
Total liabilities and stockholders' equity	$1,521.6	$1,442.5

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Income from continuing operations	$19.7	$1.6

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	14.7	13.7
Other	3.9	3.5

Changes in operating assets and liabilities:
Trade accounts receivable, net	27.8	(0.3)
Inventories	(14.1)	(1.4)
Accounts payable, trade and other	(37.4)	(0.1)
Advance and progress payments	3.8	1.6
Other - assets and liabilities, net	(16.4)	(22.7)

Cash provided (required) by continuing operating activities	2.0	(4.1)

Cash required by discontinued operating activities	(0.1)	(0.6)

Cash provided (required) by operating activities	1.9	(4.7)

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(47.3)	(18.8)
Capital expenditures	(7.6)	(10.4)
Other	—	0.2

Cash required by investing activities	(54.9)	(29.0)

Cash flows provided by financing activities:
Net proceeds on credit facilities	60.5	33.1
Dividends	(3.2)	(3.2)
Other	(3.6)	—

Cash provided by financing activities	53.7	29.9

Effect of foreign exchange rate changes on cash and cash equivalents	0.2	0.4

Increase (decrease) in cash and cash equivalents	0.9	(3.4)

Cash and cash equivalents, beginning of period	43.0	34.0

Cash and cash equivalents, end of period	$43.9	$30.6

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(Unaudited and in millions)

	Three Months Ended March 31,
	2019	2018

Cash provided (required) by continuing operating activities	$2.0	$(4.1)
Less: capital expenditures	7.6	10.4
Plus: proceeds from sale of fixed assets	—	0.2
Plus: pension contributions	0.2	4.5
Free cash flow (FCF)	$(5.4)	$(9.8)

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore excluded these contributions from the calculation of Free cash flow.